UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2003

CREDIT ACCEPTANCE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number 000-20202

Michigan (State or other jurisdiction of incorporation or organization)	38-1999511 (I.R.S. Employer Identification No.)

25505 W. Twelve Mile Road, Suite 3000 Southfield, Michigan (Address of Principal Executive Offices)	48034-8339 (Zip Code)

Registrant’s telephone number, including area code: (248) 353-2700

SIGNATURES
INDEX OF EXHIBITS
Press Release dated October 3, 2003

Item 5. Other Events and Regulation FD Disclosure.

     On October 3, 2003, Credit Acceptance Corporation (the “Company”), issued a press release announcing the completion of a $100 million revolving warehouse facility. The press release, dated October 3, 2003, is attached as Exhibit 99.1 to this Form 8-K.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1 Press Release dated October 3, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION (Registrant)

By: /s/ Douglas W. Busk Douglas W. Busk Chief Financial Officer and Treasurer October 6, 2003

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Press Release dated October 3, 2003.